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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

Numerex Corp:

We consent to the incorporation by reference in Registration Statement Nos. 333-38667 and 333-51780 of Numerex Corp. on Form S-8 of our report dated December 16, 1998, except for the last paragraph of Note H, as to which the date is January 8, 1999, included in this Annual Report on Form 10-K of Numerex Corp. for the year ended December 31, 2000.


/S/DELOITTE & TOUCHE LLP
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   Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 26, 2001

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